EXHIBIT 3.3

AMENDED AND RESTATED

BYLAWS

OF

PACIFIC FINANCIAL CORPORATION

Amended as of April 23, 2014

TABLE OF CONTENTS

Page No.

Section 1	SHAREHOLDERS' MEETINGS	1
1.1	Place	1
1.2	Annual Meeting	1
1.3	Special Meetings	1
1.4	Notices of Meetings	1
1.5	Waiver of Notice	2
1.6	Adjournment	2
1.7	Quorum of Shareholders	2
1.8	Voting of Shares	2
1.9	Inspector of Election	2
1.10	Action Without Meeting	3
1.11	Conduct of Business	3
1.12	Notice of Shareholder Business	3
Section 2	BOARD OF DIRECTORS	4
2.1	Number and Qualifications	4
2.2	Election - Term of Office	4
2.3	Vacancies	4
2.4	Compensation	4
2.5	Regular Meetings	4
2.6	Special Meetings	4
2.7	Notice of Meetings	4
2.8	Waiver of Notice	5
2.9	Quorum of Directors; Attendance	5
2.10	Dissent by Directors	5
2.11	Action Without Meeting	6
2.12	Removal of Directors	6
Section 3	COMMITTEES OF THE BOARD OF DIRECTORS	6
3.1	Executive Committee	6
3.2	Audit Committee	6
3.3	Other Committees	7
3.4	Rules of Procedure	7

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Table of Contents

(continued)

Page

Section 4	OFFICERS	7
4.1	Officers Enumerated- Election	7
4.2	Qualifications	7
4.3	Chairperson of the Board	7
4.4	Vice Chairperson of the Board	7
4.5	Chief Executive Officer	8
4.6	President	8
4.7	Vice President	8
4.8	Secretary	8
4.9	Chief Financial Officer	8
4.10	Treasurer	8
4.11	Other Officers	9
4.12	Removal of Officers	9
4.13	Vacancies	9
4.14	Compensation	9
Section 5	STOCK	9
5.1	Certificates of Stock	9
5.2	Rules and Regulations Concerning the Issue, Transfer and Registration of Shares	10
5.3	Shareholders of Record	10
5.4	Loss or Destruction of Certificates	10
5.5	Record Date and Transfer Books	10
5.6	Shares without Certificates	10
Section 6	BOOKS AND RECORDS	10
6.1	Records of Corporate Meetings and Share Register	10
6.2	Reliance on Records	10
Section 7	CORPORATE SEAL	11
Section 8	AMENDMENTS	11
8.1	By the Shareholders	11
8.2	By the Board of Directors	11
Section 9	FISCAL YEAR	11

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AMENDED AND RESTATED

BYLAWS
OF

PACIFIC FINANCIAL CORPORATION

(Incorporated Under the Laws of Washington)

Section 1
SHAREHOLDERS' MEETINGS

1.1              Place. Shareholders' meetings will be held at the principal office of the corporation, or at any other location within any county in which the corporation or a subsidiary has a branch or office, as determined by the Board of Directors and stated in the notice of meeting.

1.2              Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors to succeed those whose terms then expire and for the transaction of any other business as may properly come before the meeting will be held each year on the date determined by the Board of Directors. Failure to hold an election of directors at the annual meeting of the shareholders, through oversight or otherwise, does not affect the validity of any corporate action, and a meeting of the shareholders may be held at a later date for the election of directors and for the transaction of any other business that may properly come before the meeting. Any election held or other business transacted at a later meeting will be as valid as if done or transacted at the annual meeting of the shareholders. Any later meeting will be called in the same manner as a special meeting of the shareholders, and notice of the time, place, and purpose of the meeting will be given in the same manner as notice of a special meeting of the shareholders.

1.3              Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, by the Board of Directors, or by the shareholders as set forth in the Articles of Incorporation.

1.4              Notices of Meetings. Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be transmitted by mail, private carrier, or personal delivery not less than ten (10) nor more than sixty (60) days before the date of each shareholders’ meeting, unless a purpose of the meeting is to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation, or the dissolution of the corporation, in which case notice will be delivered not less than twenty (20) nor more than sixty (60) days before the date of the shareholders' meeting. Notice of any shareholders' meeting will be provided by or at the direction of the President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting and to others as required by law. If mailed, the notice will be deemed to be delivered when deposited in the United States mail with first class postage prepaid, addressed to the shareholder at his or her address as it appears in the current records of the corporation.

1.5              Waiver of Notice. Notice of any shareholders' meeting may be waived by a shareholder at any time, either before or after the meeting, if the waiver is in writing, signed by the shareholder entitled to notice, and delivered to the corporation. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.6              Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At a reconvened meeting at which a quorum is present, any business may be transacted at the meeting as may have been brought at the adjourned meeting. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting must be fixed, then notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. When a determination of shareholders entitled to vote at any shareholders' meeting has been made as provided in Section 5.5 of these Bylaws, such determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than 120 days after the date fixed for the original meeting.

1.7              Quorum of Shareholders. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for approval of that action. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it will be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum is present, action, other than the election of directors, is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Incorporation, or these Bylaws.

1.8              Voting of Shares. A shareholder may vote either in person by ballot or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each outstanding share is entitled to one vote on each matter submitted to a vote at a shareholders' meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

1.9              Inspector of Election. The Board of Directors will, in advance of any shareholders' meeting, appoint one or more inspectors to act at such meeting or any adjournment thereof. The inspectors will determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and will receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote, the inspectors will make a report in writing of any challenge, request or matter determined by them and will execute a certificate of any fact found by them. No director or candidate for the office of director may act as inspector of an election of directors. An inspector may be an officer or employee of the corporation.

1.10          Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all shareholders entitled to vote on the action and is delivered to the corporation. Once delivered, the consent resolution will have the same force and effect as a unanimous vote of the shareholders.

1.11          Conduct of Business. The Board of Directors shall have authority to determine from time to time the procedures governing, and the rules of conduct applicable to, annual and special shareholders’ meetings. Except as otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting will determine the order of business and will have authority in his discretion to determine the procedures governing the meeting and to regulate the conduct of the meeting, including, without limitation, imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend the meeting, determining whether any shareholder or any proxy is to be excluded from the meeting based upon his determination that such person has unduly disrupted or is likely to disrupt the meeting, and specifying the circumstances in which any person may make a statement or ask questions at the meeting.

1.12          Notice of Shareholder Business. At any annual shareholders’ meeting, only such business will be conducted as shall have been brought before the meeting (a) pursuant to the corporation’s notice of meeting pursuant to Section 1.4 of these Bylaws, (b) by or at the direction of the Board of Directors, or (c) by any shareholder of record of the corporation who complies with the notice procedures set forth in this Section 1.12. For business to be properly brought before an annual meeting by any such shareholder, the shareholder must give written notice thereof to the Secretary of the corporation, either by personal delivery or by certified mail, postage prepaid, addressed to the Secretary at the corporation’s executive offices not later than the close of business on the 45th calendar day prior to the first anniversary of the initial mailing date of the corporation’s proxy materials for the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 calendar days before or after the preceding year’s annual meeting, such notice must be received by the close of business on the later of the 10th day following the date on which the date of such meeting is first publicly announced and the 75th calendar day prior to the date of such meeting. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting the information required by Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any rule or regulation adopted to replace such rule, with respect to shareholder proposals presented for inclusion in the corporation’s proxy materials. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any such business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he does so determine and declare to the meeting, such business will not be transacted.

Section 2
BOARD OF DIRECTORS

2.1              Number and Qualifications. All corporate powers will be exercised by, or under the authority of, and the business and affairs of the corporation will be managed by, the Board of Directors, the members of which need not be shareholders of the corporation or residents of the State of Washington. The range in the number of directors will be as set by the Articles of Incorporation, with the exact number of directors to be determined by resolution of the Board of Directors from time to time.

2.2              Election - Term of Office. The directors will be elected by the shareholders as set forth in the Articles of Incorporation. The candidates elected will be those receiving the largest numbers of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares.

2.3              Vacancies. Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, an increase in the number of directors, or otherwise, may be filled by the remaining directors, whether constituting a quorum or not, or by the shareholders entitled to vote for the position(s) vacated. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

2.4              Compensation. The directors will receive such reasonable compensation for their attendance at meetings of the Board of Directors and for their services as members of any committee appointed by the Board as may be fixed by the Board, and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

2.5              Regular Meetings. Regular meetings of the Board of Directors will be held on the dates and at the times and places determined by resolution of the Board of Directors. A regular meeting of the Board of Directors may be held immediately after the annual shareholders’ meeting at the same location at which such meeting was held.

2.6              Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place whenever called by the Chairperson of the Board, the Chief Executive Officer, the President or any two directors of the corporation.

2.7              Notice of Meetings. Notice of the annual or regular meetings of the Board of Directors is not required. Notice of the date, time, and place of special meetings of the Board of Directors must be given, by or at the direction of the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary, or any person or persons calling the meeting, at least two days prior to the day on which the meeting is to be held. Terms used in this Section 2.7 shall be as defined in the Washington Business Corporation Act (the "WBCA"). Notice may be given by the following methods:

(a)                Oral notice may be communicated in person or by telephone, wire, or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated if communicated in a comprehensible manner.

(b)               Written notice may be transmitted by mail, private carrier, or personal delivery; or telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the U.S. mail if mailed with first-class postage to the address as it appears on the current records of the corporation; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c)                Notices to directors from the corporation may be provided in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the director. Subject to contrary provisions in the WBCA, notice to directors in an electronic transmission shall be effective only with respect to directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the WBCA and any applicable federal law. A director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the corporation in the form of a record. The consent of any director is revoked if (i) the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and (ii) this inability becomes known to the Secretary or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

This Section 2.7 also governs notice of meetings of Board committees.

2.8              Waiver of Notice. Notice of any meeting of the Board of Directors or any committee thereof may be waived at any time, either before or after a meeting, if the waiver is in writing, signed by the director entitled to notice, and delivered to the corporation. Notice is waived by any director attending or participating in a meeting unless the director, at the beginning of the meeting or promptly on the director's arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

2.9              Quorum of Directors; Attendance. A majority of the number of directors fixed in accordance with the Articles of Incorporation from time to time will constitute a quorum for the transaction of business. With respect to Board committees, a majority of the members of the committee will constitute a quorum. The affirmative vote of a majority of the directors or committee members present at a meeting at which a quorum is present will be the act of the Board of Directors or Board committee. Members of the Board of Directors or any Board committee may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the meeting. Participation by such means will constitute presence in person at a meeting.

2.10          Dissent by Directors. A director of the corporation who is present at a meeting of its Board of Directors or a Board committee at which action on any corporate matter is taken will be presumed to have assented to the action unless (a) the director objects at the beginning of the meeting, or promptly on his or her arrival, to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

2.11          Action Without Meeting. Any action which may be or is required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of a Board committee, may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all of the directors or all of the members of the committee, as the case may be, either before or after the action becomes effective, and is delivered to the corporation for inclusion in the minutes or filing with the corporate records. Corporate action is approved under this Section 2.11 when the last director or committee member executes the consent. The fully signed consent resolution will have the same force and effect as a unanimous vote at a meeting.

2.12          Removal of Directors. One or more directors may be removed, with or without cause, at a special meeting of the shareholders called expressly for that purpose. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. Any vacancy caused by such removal may be filled by the shareholders at such meeting, and any director elected by the shareholders to fill such vacancy will serve only for the unexpired term of his predecessor in office.

Section 3
COMMITTEES OF THE BOARD OF DIRECTORS

3.1              Executive Committee. By resolution adopted by a majority of all of the directors then in office, the Board of Directors may designate from among its members an Executive Committee of not less than two members, and may designate one of such members as chairperson. Any member of the Board may serve as an alternate member of the Executive Committee in the absence of a regular member or members. The Executive Committee will have and exercise all of the authority of the Board of Directors during intervals between meetings of the Board, except that the Executive Committee will not have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (2) approve or propose to shareholders action required to be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation of the corporation; (5) adopt, amend, or repeal the Bylaws of the corporation; (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except as authorized by the Board of Directors within limits specifically prescribed by the Board.

3.2              Audit Committee. By resolution adopted by a majority of all of the directors then in office, the Board may appoint from among its members an Audit Committee of two or more directors, none of whom will be active officers of the corporation, and may designate one or more of such members as chairperson of the Committee. Members of the Audit Committee will also meet such other requirements as may be set forth in the Committee's charter approved by the Board of Directors from time to time. The Audit Committee will perform the duties and responsibilities set forth in its charter and will have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

3.3              Other Committees. By resolution adopted by a majority of all of the directors then in office, the Board of Directors may designate from among its members such other committees as it may deem necessary, each of which will consist of not less than two directors and have such powers and duties as may from time to time be prescribed by the Board, including in a charter approved by the Board for such committee from time to time.

3.4              Rules of Procedure. The majority of the members of any committee may fix its rules of procedure. All actions by any committee will· be reported in written minutes available at any reasonable time to any Board member. Such actions will be subject to revision, alteration and approval by the Board of Directors; provided, that no rights or acts of third parties who have relied in good faith on the authority granted herein will be affected by such revision or alteration.

Section 4
OFFICERS

4.1              Officers Enumerated- Election. The officers of the corporation may include a Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer, as well as one or more Vice Presidents and any assistant officers as the Board of Directors may determine. Officers will be elected by the Board of Directors at its annual meeting held after each annual shareholders' meeting or as soon as practicable thereafter. In addition, the President of the corporation may appoint individuals with the title of Vice President (without a designation of higher rank or seniority), as well as assistant officers. Each officer will hold office until a successor has been appointed and qualified or until said officer's earlier death, resignation, or removal.

4.2              Qualifications. No officer of the corporation is required to also be a director or shareholder. Any two or more offices may be held by the same person.

4.3              Chairperson of the Board. The Board of Directors, in its discretion, may elect a Chairperson of the Board from among the members of the Board. The Chairperson of the Board, if any, will preside over all shareholder and Board meetings at which he or she is present and will perform such other duties as may from time to time be assigned by the Board of Directors; provided, however, that the Chairperson of the Board will not, by reason of his or her position, be considered an executive officer of the corporation or be assigned executive responsibilities or participate in the operational management of the corporation.

4.4              Vice Chairperson of the Board. The Vice Chairperson of the Board, if any, will perform the duties of the Chairperson if the Chairperson is unable to perform such duties.

4.5              Chief Executive Officer. The Chief Executive Officer will oversee the management of the corporation, subject to the authority of the Board of Directors. The Chief Executive Officer will submit a report of the operations of the corporation for the preceding year to the shareholders at their annual meeting. If no Chairperson of the Board is elected by the Board of Directors or in the absence of the Chairperson or Vice Chairperson, if any, of the Board, the Chief Executive Officer will preside at all meetings of the shareholders, as well as meetings of the Board of Directors if he or she is a member of the Board. Any shares of stock of another corporation held by the corporation will be voted by the Chief Executive Officer, subject to direction from the Board of Directors.

4.6              President. The President will have general day-to-day management of the business of the corporation. Subject to the authority of the Board of Directors and the Chief Executive Officer, the President will have general charge, supervision, and control over the business and affairs of the corporation and will be responsible for its management. The President will perform any other duties assigned to that office from time to time by the Board of Directors or the Chief Executive Officer.

4.7              Vice President. If the President is absent or disabled, the Vice President will have and may exercise and perform the authority and duties of the President. In addition, the Vice President will perform any other duties assigned to that office by the Board of Directors or the President from time to time. If more than one Vice President is elected, the Vice Presidents will have the titles and seniority established for them by the Board of Directors.

4.8              Secretary. The Secretary will prepare and keep minutes of meetings of the shareholders and the Board of Directors, will be responsible for authenticating records of the corporation, and will exercise the usual authority pertaining to the office of secretary. Unless a transfer agent has been appointed by the Board of Directors, the Secretary will keep the stock book of the corporation, a record of certificates representing shares of stock issued by the corporation, and a record of transfers of certificates. The Secretary will keep and, when proper, affix the seal of the corporation, if any, and will perform any other duties assigned to that office by the Board of Directors or the President from time to time.

4.9              Chief Financial Officer. The Chief Financial Officer will be the principal financial officer of the corporation. The Chief Financial Officer will render such accounts and reports as may be required by the Board of Directors or any committee of the Board. The financial records, books, and accounts of the corporation will be maintained subject to the Chief Financial Officer's direct or indirect supervision. The Chief Financial Officer will perform any other duties assigned to that office by the Board of Directors or the President from time to time.

4.10          Treasurer. The Treasurer will, subject to the direction of the President or the Chief Financial Officer, have general custody of all the property, funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. The Treasurer will provide for the keeping of proper records of all transactions of the corporation and will perform any other duties assigned to that office by the Board of Directors, the President, or the Chief Financial Officer from time to time.

4.11          Other Officers. The Board of Directors may appoint such other officers as it deems necessary or expedient. Such other officers will hold their offices for terms as provided in Section 4.1 above. Such other officers will exercise the authority and perform the duties prescribed for them by the Board of Directors, by the President or by any other officer authorized by the Board to prescribe the duties of such officer.

4.12          Removal of Officers. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served by doing so. Removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer will not of itself create contract rights.

4.13          Vacancies. If any office becomes vacant for any reason, it may be filled by the Board of Directors at any regular or special meeting (or by the President if permitted by Section 4.1 of these Bylaws) or may be left vacant.

4.14          Compensation. The compensation of the Chief Executive Officer shall be fixed by the Board of Directors or a duly appointed committee thereof. Unless fixed by the Board of Directors or a duly appointed committee thereof, the compensation for all other officers, employees or agents of the corporation shall be established by or at the direction of the President.

Section 5
STOCK

5.1              Certificates of Stock. No shares of the corporation may be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board of Directors considers the consideration to be adequate. Shares may but need not be represented by certificates. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the WBCA. Every certificate of stock will state:

(a)                The name of the corporation and the fact that the corporation is incorporated under the laws of the State of Washington;

(b)               The name of the registered holder of the shares represented by the certificate;

(c)                The number and class of the shares and the designation of the series, if any, represented by the certificate; and

(d)               That information regarding the designations, relative rights, preferences and limitations applicable to each class or series of shares and the authority of the Board of Directors to determine variations for future series will be furnished to the shareholder without charge upon written request.

The share certificate shall be signed by original or facsimile signature of two officers of the corporation, and the seal of the corporation may be affixed thereto. If an officer whose facsimile signature has been placed on the certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

5.2              Rules and Regulations Concerning the Issue, Transfer and Registration of Shares. The Board of Directors will have the power and authority to make all such rules and regulations as the Board may deem proper or expedient concerning the issue, transfer and registration of shares of stock. The Board of Directors shall have power and authority to appoint from time to time one or more transfer agents and registrars of the shares of stock.

5.3              Shareholders of Record. The corporation will be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact of those shares for all purposes, including the payment of dividends on and the right to vote the stock, unless provided otherwise by the Board of Directors.

5.4              Loss or Destruction of Certificates. If any certificate of stock is lost or destroyed, another may be issued in its place on proof of loss or destruction and on the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of any two officers of the corporation, it is proper to do so.

5.5              Record Date and Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a · determination of shareholders for any other proper purpose, the Board of Directors will make in advance a record date for any such determination of shareholders. The record date in any case will not be more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If no record date is fixed for these purposes, the day before the first notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, will be the record date for the determination of shareholders.

5.6              Shares without Certificates. The Board of Directors may authorize the issue of some or all of the shares without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation will send the shareholder a record containing the information required on certificates by the WBCA.

Section 6
BOOKS AND RECORDS

6.1              Records of Corporate Meetings and Share Register. The corporation will keep at either its principal place of business, its registered office, or another place permitted by law, as the Board of Directors may designate, complete books and records of account and complete minutes or records of all of the proceedings of the Board of Directors, Board committees, and shareholders. The corporation or its agent will maintain a record of shareholders in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order, by class of shares showing the number and class of shares held by each.

6.2              Reliance on Records. Any person dealing with the corporation may rely on a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors, Board committees, or shareholders when certified by the President, Vice President, or Secretary.

Section 7
CORPORATE SEAL

The corporation may adopt, but will not be required to adopt, a corporate seal. If a seal is adopted, it will state the name of the corporation, the year of its incorporation, and the words "corporate seal."

Section 8
AMENDMENTS

8.1              By the Shareholders. These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

8.2              By the Board of Directors. The Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, if notice of the proposed alteration or amendment is contained in the notice of the meeting; provided, however, the Board of Directors will not amend, alter, or repeal any Bylaw in such manner as to affect the qualifications, classifications, term of office or compensation of the directors in any way. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the shareholders.

Section 9
FISCAL YEAR

The fiscal year of the corporation will be the calendar year.

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